Exhibit 99.1

Contacts:
Media Contact	Investor Contact
David Grip	Brian Denyeau
AspenTech	ICR
+1 781-221-5273	+1 646-277-1251
david.grip@aspentech.com	brian.denyeau@icrinc.com

Aspen Technology Announces Financial Results for the Fourth Quarter

and Fiscal Year 2014

Burlington, Mass. — August 13, 2014 — Aspen Technology, Inc. (NASDAQ: AZPN), a leading provider of software and services to the process industries, today announced financial results for its fourth quarter and fiscal year ended June 30, 2014.

“We are pleased to report a strong finish to fiscal 2014, with fourth quarter results that exceeded our expectations across all key financial metrics,” said Antonio Pietri, President and Chief Executive Officer of AspenTech.  “During fiscal 2014 AspenTech grew total license contract value in excess of 12% year-over-year and generated $200 million of free cash flow.  AspenTech continues to deliver new innovation through the aspenONE subscription software offering and we are confident about the runway for growth through increased adoption levels across our customer base.”

Fourth Quarter and Fiscal Year 2014 Business Highlights

•                  The license portion of total contract value was $1.85 billion at the end of fiscal 2014, which increased 3.4% from March 31, 2014 and 12.2% compared to the end of fiscal 2013.

•                  Total contract value, including the value of bundled maintenance, was $2.2 billion at the end of fiscal 2014, which increased 3.9% from March 31, 2014 and 13.7% compared to the end of fiscal 2013.

•                  Annual spend, which the company defines as the annualized value of all term license and maintenance revenue contracts at the end of the quarter, was approximately $380 million at the end of fiscal 2014, which increased 3.1% from March 31, 2014 and 12.3% compared to the end of fiscal 2013.

Summary of Fourth Quarter Fiscal Year 2014 Financial Results

AspenTech’s total revenue of $101.5 million increased 21.9% from $83.3 million in the fourth quarter of the prior year.

•                  Subscription and software revenue was $91.6 million in the fourth quarter of fiscal 2014, an increase from $73.8 million in the fourth quarter of fiscal 2013.

•                  Services and other revenue was $10.0 million in the fourth quarter of fiscal 2014, an increase from $9.5 million in the fourth quarter of fiscal 2013.

For the quarter ended June 30, 2014, AspenTech reported income from operations of $37.4 million, compared to income from operations of $15.4 million for the quarter ended June 30, 2013.

Net income was $26.7 million for the quarter ended June 30, 2014, leading to net income per share of $0.29, compared to net income per share of $0.21 in the same period last fiscal year.

Non-GAAP income from operations, which adds back stock-based compensation expense, restructuring charges, amortization of intangibles associated with acquisitions and non-capitalized acquired technology, was $40.5 million for the fourth quarter of fiscal 2014, compared to a non-GAAP income from operations of $18.9 million in the same period last fiscal year.  Non-GAAP net income was $28.7 million, or $0.31 per share, for the fourth quarter of fiscal 2014, compared to non-GAAP net income of $22.7 million, or $0.24 per share, in the same period last fiscal year.

AspenTech had cash and marketable securities of $298.4 million at June 30, 2014, an increase of $23.5 million from the end of the prior quarter.  During the fourth quarter, the company generated $58.2 million in cash flow from operations.  On a non-GAAP basis, cash flow from operations was $58.8 million and free cash flow was $57.4 million after taking into consideration $1.5 million in capital expenditures and capitalized software.  Both non-GAAP figures include $0.6 million of excess tax benefits from stock-based compensation.

A reconciliation of GAAP to non-GAAP results is provided in the financial tables included in this press release.

Summary of Fiscal Year 2014 Financial Results

AspenTech’s total revenue of $391.5 million increased 25.7% from $311.4 million for fiscal year 2013.

•                  Subscription and software revenue was $350.5 million, an increase from $276.6 million for fiscal year 2013.

•                  Services and other revenue was $41.0 million, compared to $34.8 million for fiscal year 2013.

For the fiscal year ended June 30, 2014, AspenTech reported income from operations of $129.7 million, an improvement from income from operations of $55.6 million for fiscal year 2013.

Net income was $85.8 million for the fiscal year ended June 30, 2014, leading to net income per share of $0.92, compared to net income per share of $0.47 for fiscal year 2013.

Non-GAAP income from operations was $149.5 million for fiscal year 2014, an improvement compared to non-GAAP income from operations of $70.9 million for fiscal year 2013.  Non-GAAP net income was $98.5 million, or $1.05 per share, for fiscal year 2014, an improvement compared to non-GAAP net income of $55.1 million, or $0.58 per share, for fiscal year 2013.

For the fiscal year ended June 30, 2014, the company generated $200.1 million in cash flow from operations, $204.7 million in non-GAAP cash flow from operations and $200 million in free cash flow.  Both non-GAAP figures exclude the $3.9 million cash payment associated with the purchase of non-capitalized acquired technology and include $0.7 million of excess tax benefits from stock-based compensation.

Use of Non-GAAP Financial Measures

This press release contains “non-GAAP financial measures,” which are not based on a comprehensive set of accounting rules or principles.  This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP.  Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.  A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release.

Management considers both GAAP and non-GAAP financial results in managing AspenTech’s business.  As the result of adoption of new licensing models, management believes that a number of AspenTech’s performance indicators based on GAAP, including revenue, gross profit, operating income and net income, should be viewed in conjunction with certain non-GAAP and other business measures in assessing AspenTech’s performance, growth and financial condition.  Accordingly, management utilizes a number of non-GAAP and other business metrics, including the non-GAAP metrics set forth in this press release, to track AspenTech’s business performance.  None of these non-GAAP metrics should be considered as an alternative to any measure of financial performance calculated in accordance with GAAP.

Conference Call and Webcast

AspenTech will host a conference call and webcast today, August 13, 2014, at 4:30 p.m. (Eastern Time), to discuss the company’s financial results for the fourth quarter and fiscal year 2014 as well as the company’s business outlook.

The live dial-in number is (877) 245-0126 or (706) 634-5625, conference ID code 68139397. Interested parties may also listen to a live webcast of the call by logging on to the Investor Relations section of AspenTech’s website, http://www.aspentech.com/corporate/investor.cfm, and clicking on the “webcast” link.  A replay of the call will be archived on AspenTech’s website and will also be available via telephone at (855) 859-2056 or (404) 537-3406, conference ID code 68139397, through September 13, 2014.

About AspenTech

AspenTech is a leading supplier of software that optimizes process manufacturing — for energy, chemicals, engineering and construction, and other industries that manufacture and produce products from a chemical process.  With integrated aspenONE solutions, process manufacturers can implement best practices for optimizing their engineering, manufacturing and supply chain operations.  As a result, AspenTech customers are better able to increase capacity, improve margins, reduce costs and become more energy efficient.  To see how the world’s leading process manufacturers rely on AspenTech to achieve their operational excellence goals, visit www.aspentech.com.

Forward-Looking Statements

The second paragraph of this press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Actual results may vary significantly from AspenTech’s expectations based on a number of risks and uncertainties, including, without limitation:  AspenTech’s failure to increase usage and product adoption of aspenONE offerings, and failure to continue to provide innovative, market-leading solutions; demand for, or usage of, aspenONE software declines for any reason; unfavorable economic and market conditions or a lessening demand in the market for process optimization software; and other risk factors described from time to time in AspenTech’s periodic reports filed with the Securities and Exchange Commission.  AspenTech cannot guarantee any future results, levels of activity, performance, or achievements.  AspenTech expressly disclaims any obligation to update forward-looking statements after the date of this press release

© 2014 Aspen Technology, Inc.  AspenTech, aspenONE and the Aspen leaf logo are registered trademarks of Aspen Technology, Inc. All rights reserved. All other trademarks are property of their respective owners.

Source: Aspen Technology, Inc.

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS *

(Unaudited in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenue:
Subscription and software	$91,570	$73,791	$350,486	$276,585
Services and other	9,962	9,473	40,967	34,802
Total revenue	101,532	83,264	391,453	311,387
Cost of revenue:
Subscription and software	5,167	4,904	20,141	20,148
Services and other	7,712	8,084	32,547	30,200
Total cost of revenue	12,879	12,988	52,688	50,348
Gross profit	88,653	70,276	338,765	261,039
Operating expenses:
Selling and marketing	23,451	25,803	94,827	93,655
Research and development	15,769	15,939	68,410	62,516
General and administrative	12,072	13,149	45,819	49,273
Restructuring charges	—	2	(15)	(5)
Total operating expenses	51,292	54,893	209,041	205,439
Income from operations	37,361	15,383	129,724	55,600
Interest income	155	518	1,124	3,379
Interest expense	(5)	(39)	(37)	(424)
Other income (expense), net	(471)	(765)	(2,278)	(1,117)
Income before provision for (benefit from) income taxes	37,040	15,097	128,533	57,438
Provision for (benefit from) income taxes	10,362	(5,302)	42,750	12,176
Net income	$26,678	$20,399	$85,783	$45,262
Net income per common share:
Basic	$0.29	$0.22	$0.93	$0.48
Diluted	$0.29	$0.21	$0.92	$0.47
Weighted average shares outstanding:
Basic	91,916	93,680	92,648	93,586
Diluted	92,710	95,257	93,665	95,410

* Beginning with fiscal 2014, revenue from software maintenance and support (SMS) is included within subscription and software revenue in the consolidated statements of operations.  Prior to fiscal 2014, SMS revenue was included within services and other revenue.  Additionally, beginning with fiscal 2014, the cost of providing SMS is included within subscription and software cost of revenue.  Prior to fiscal 2014, the cost of providing SMS was included within services and other cost of revenue.  Corresponding line items in the consolidated statements of operations for the three and twelve months ended June 30, 2013 have been reclassified to conform to the current period presentation.  Refer to the Company’s Form 10-K for the fiscal year ended June 30, 2014 for additional details.

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited in thousands, except share data)

	June 30,	June 30,
	2014	2013

ASSETS
Current assets:
Cash and cash equivalents	$199,526	$132,432
Short-term marketable securities	67,619	57,015
Accounts receivable, net	38,532	36,988
Current portion of installments receivable, net	640	13,769
Unbilled services	1,656	1,965
Prepaid expenses and other current assets	10,567	9,665
Prepaid income taxes	605	288
Current deferred tax assets	10,537	33,229
Total current assets	329,682	285,351
Long-term marketable securities	31,270	35,353
Non-current installments receivable, net	811	963
Property, equipment and leasehold improvements, net	7,588	7,829
Computer software development costs, net	1,390	1,742
Goodwill	19,276	19,132
Non-current deferred tax assets	12,765	25,250
Other non-current assets	5,190	7,128
Total assets	$407,972	$382,748

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$412	$846
Accrued expenses and other current liabilities	34,984	34,577
Income taxes payable	2,168	1,697
Current deferred revenue	228,940	178,341
Total current liabilities	266,504	215,461
Non-current deferred revenue	45,942	53,012
Other non-current liabilities	11,850	12,377
Commitments and contingencies
Series D redeemable convertible preferred stock, $0.10 par value— Authorized— 3,636 shares as of June 30, 2014 and 2013 Issued and outstanding— none as of June 30, 2014 and 2013
Stockholders’ equity:
Common stock, $0.10 par value— Authorized—210,000,000 shares Issued— 101,033,740 shares at June 30, 2014 and 99,945,545 shares at June 30, 2013 Outstanding— 91,661,850 shares at June 30, 2014 and 93,683,769 shares at June 30, 2013	10,103	9,995
Additional paid-in capital	591,324	575,770
Accumulated deficit	(264,034)	(349,817)
Accumulated other comprehensive income	9,372	7,263
Treasury stock, at cost—9,371,890 shares of common stock at June 30, 2014 and 6,261,776 at June 30, 2013	(263,089)	(141,313)
Total stockholders’ equity	83,676	101,898
Total liabilities and stockholders’ equity	$407,972	$382,748

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited in thousands)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Cash flows from operating activities:
Net income	$26,678	$20,399	$85,783	$45,262
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,360	1,115	5,215	5,229
Net foreign currency loss (gain)	490	(285)	1,934	(952)
Stock-based compensation	2,954	3,342	14,056	14,637
Deferred income taxes	8,769	(10,541)	34,596	5,127
Provision for bad debts	649	458	1,793	489
Excess tax benefits from stock-based compensation	(590)	(478)	(727)	(478)
Other non-cash operating activities	489	453	1,847	818
Changes in assets and liabilities:	—
Accounts receivable	(8,245)	(8,489)	(3,179)	(6,094)
Unbilled services	(366)	265	301	(380)
Prepaid expenses, prepaid income taxes, and other assets	(3,380)	(1,061)	947	3,827
Installments receivable	1,674	7,054	13,607	39,419
Accounts payable, accrued expenses, and other liabilities	2,744	6,239	1,633	(4,947)
Deferred revenue	25,016	15,467	42,325	44,605
Net cash provided by operating activities	58,242	33,938	200,131	146,562
Cash flows from investing activities:
Purchase of marketable securities	(32,814)	(21,884)	(68,356)	(97,597)
Maturities of marketable securities	26,903	4,549	60,265	4,549
Purchase of property, equipment and leasehold improvements	(1,381)	(1,489)	(4,011)	(4,507)
Insurance proceeds	—	—	—	2,222
Purchase of technology intangibles	—	—	(400)	(902)
Capitalized computer software development costs	(84)	(563)	(685)	(1,156)
Net cash used in investing activities	(7,376)	(19,387)	(13,187)	(97,391)
Cash flows from financing activities:
Exercise of stock options	1,235	5,713	8,710	21,143
Repayments of secured borrowings	—	—	—	(11,010)
Repurchases of common stock	(32,857)	(25,426)	(121,776)	(84,677)
Payment of tax withholding obligations related to restricted stock	(1,896)	(1,947)	(7,831)	(7,705)
Excess tax benefits from stock-based compensation	590	478	727	478
Net cash used in financing activities	(32,928)	(21,182)	(120,170)	(81,771)
Effect of exchange rate changes on cash and cash equivalents	105	21	320	(210)
Increase (decrease) in cash and cash equivalents	18,043	(6,610)	67,094	(32,810)
Cash and cash equivalents, beginning of period	181,483	139,042	132,432	165,242
Cash and cash equivalents, end of period	$199,526	$132,432	$199,526	$132,432

Supplemental disclosure of cash flow information:
Income taxes paid, net	$1,440	$1,953	$7,157	$4,645
Interest paid	5	39	37	424

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP Results of Operations and Cash Flows

The following tables reflect a reconciliation of selected Aspen Technology GAAP to Non-GAAP results of operations and cash flows.
(unaudited in thousands, except per share data)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2014	2013	2014	2013
Total expenses
GAAP total expenses (a)	$64,171	$67,881	$261,729	$255,787
Less:
Stock-based compensation (b)	(2,954)	(3,342)	(14,056)	(14,637)
Non-capitalized acquired technology (c)	—	—	(4,856)	—
Restructuring charges	—	(2)	15	5
Amortization of purchased technology intangibles	(224)	(199)	(922)	(702)

Non-GAAP total expenses	$60,993	$64,338	$241,910	$240,453

Income from operations
GAAP income from operations	$37,361	$15,383	$129,724	$55,600
Plus:
Stock-based compensation (b)	2,954	3,342	14,056	14,637
Non-capitalized acquired technology (c)	—	—	4,856	—
Restructuring charges	—	2	(15)	(5)
Amortization of purchased technology intangibles	224	199	922	702

Non-GAAP income from operations	$40,539	$18,926	$149,543	$70,934

Net income
GAAP net income	$26,678	$20,399	$85,783	$45,262
Plus:
Stock-based compensation (b)	2,954	3,342	14,056	14,637
Non-capitalized acquired technology (c)	—	—	4,856	—
Restructuring charges	—	2	(15)	(5)
Amortization of purchased technology intangibles	224	199	922	702
Less:
Income tax effect on Non-GAAP items (d)	(1,144)	(1,279)	(7,135)	(5,536)

Non-GAAP net income	$28,712	$22,663	$98,467	$55,060

Diluted income per share
GAAP diluted income per share	$0.29	$0.21	$0.92	$0.47
Plus:
Stock-based compensation (b)	0.03	0.04	0.15	0.15
Non-capitalized acquired technology (c)	—	—	0.05	—
Restructuring charges	—	—	—	—
Amortization of purchased technology intangibles	—	—	0.01	0.01
Less:
Income tax effect on Non-GAAP items (d)	(0.01)	(0.01)	(0.08)	(0.06)

Non-GAAP diluted income per share	$0.31	$0.24	$1.05	$0.58

Shares used in computing Non-GAAP diluted income per share	92,710	95,257	93,665	95,410

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP Results of Operations and Cash Flows

The following tables reflect a reconciliation of selected Aspen Technology GAAP to Non-GAAP results of operations and cash flows.
(unaudited in thousands, except per share data)

	Three Months Ended June 30,		Twelve Months Ended June 30,
Non-GAAP Cash Flows from Operating Activities and Free Cash Flow	2014	2013	2014	2013

GAAP cash flows from operating activities	$58,242	$33,938	$200,131	$146,562
Plus:
Non-capitalized acquired technology (c)	—	—	3,856	—
Excess tax benefits from stock-based compensation (e)	590	478	727	478

Non-GAAP Cash Flows from Operating Activities	$58,832	$34,416	$204,714	$147,040

Less:
Purchase of property, equipment and leasehold improvements	(1,381)	(1,489)	(4,011)	(4,507)
Capitalized computer software development costs	(84)	(563)	(685)	(1,156)
Plus:
Insurance proceeds	—	—	—	2,222

Free Cash Flow	$57,367	$32,364	$200,018	$143,599

(a) GAAP total expenses

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2014	2013	2014	2013
Total costs of revenue	$12,879	$12,988	$52,688	$50,348
Total operating expenses	51,292	54,893	209,041	205,439
GAAP total expenses	$64,171	$67,881	$261,729	$255,787

(b) Stock-based compensation expense was as follows:

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2014	2013	2014	2013
Cost of services and other	$329	$297	$1,239	$1,281
Selling and marketing	627	947	3,280	3,890
Research and development	862	716	4,129	2,969
General and administrative	1,136	1,382	5,408	6,497
Total stock-based compensation	$2,954	$3,342	$14,056	$14,637

(c) During fiscal 2014, the Company acquired certain technology that did not meet the accounting definition of having reached technological feasibility, and therefore, the cost of the acquired technology was expensed and is included in research and development. The Company excluded the $4.9 million expense and the $3.9 million cash payment associated with the acquired technology (non-capitalized acquired technology) from non-GAAP total expenses and non-GAAP cash flows from operating activities and free cash flow respectively to be consistent with past treatment of other transactions where the acquired assets were capitalized. Refer to the Company’s Form 10-K for the fiscal year ended June 30, 2014 for additional details.

(d) The income tax effect on non-GAAP items for the three and twelve months ended June 30, 2014 and 2013 is calculated utilizing the Company’s estimated federal and state tax rate of 36%.

(e) Excess tax benefits from stock-based compensation are included in non-GAAP cash flows from operating activities and free cash flow to be consistent with the treatment of other tax benefits. Refer to the Company’s Form 10-K for the fiscal year ended June 30, 2014 for additional details.